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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906 and 333-62820), on Form S-3 (Nos.
33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889,
333-38564, 333-54014, 333-67772 and 333-82988) and on Form S-4 (Nos. 33-808,
33-15357, 33-53937, 333-21327, 333-47927 and 333-36670) of Baxter International
Inc. of our report dated February 14, 2002 relating to the financial statements, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
March 12, 2002

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